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                                                                   EXHIBIT 10.84


                             CITY MORTGAGE SERVICES
                                OPTION AGREEMENT


         This OPTION AGREEMENT ("Option Agreement") dated as of June 29, 1998, between CITY NATIONAL BANK OF WEST VIRGINIA, a national banking association ("City National"), and MEGO MORTGAGE CORPORATION ("Mego"), a Delaware corporation, recites and provides:

         A. Pursuant to a Preferred Stock Purchase Agreement, dated as of June 9, 1998, between Mego and City National (the "Preferred Stock Purchase Agreement"), Mego and City Mortgage Services, a division of City National ("CMS") have executed a Flow Servicing Agreement dated as of June 26, 1998 (the "Servicing Agreement") whereby CMS will service certain Mortgage Loans for Mego.

         B. To induce Mego to enter into the Servicing Agreement, City National has agreed to grant to Mego an option to purchase up to 20% of the equity interests in CMS upon the terms and conditions set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1.       Definitions.

         Capitalized terms defined in the Servicing Agreement and used herein shall have the same meanings as in the Servicing Agreement.

         "Board of Directors of CMS" means, if CMS is a corporation, its duly elected board of directors, or if CMS is not a corporation, the person or body exercising similar authority with respect to its affairs.

         "CMS" means the City Mortgage Services division of City National and any entity created by City National to carry out the business conducted by such division. The parties acknowledge and confirm that City National currently conducts the servicing of (i) high loan-to-value or "125" consumer mortgage loans and (ii) home improvement mortgage loans insured under Title I of the National Housing Act of 1934, as amended, and similar home improvement mortgage loans not so insured, exclusively through CMS and that the option described in this Agreement is intended to extend to that business only and is not intended to grant Mego any rights in any other servicing business conducted by City National or its affiliates now or in the future. In particular, the parties acknowledge and confirm that this Agreement does not grant Mego any rights in the servicing of loans originated or purchased by City National or any of its affiliates that are classified at the time of origination or purchase (or a reasonable time thereafter) as loans to be held to maturity. The


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parties may agree in writing hereafter to extend this option to other business conducted by City National based upon the contributions of Mego to such businesses.

         "CMS Equity Interests" means the common voting equity securities in CMS.

         "Exercise Trigger Date" means the date of the first issuance in a public or private sale of CMS Equity Interests or the effective date of any distribution of CMS Equity Interests to the shareholders of City National, City Holding or their affiliates, as applicable.

         "Exercise Trigger Event" means the first to occur of (i) the issuance of CMS Equity Interests in a public or private sale and (ii) the distribution of CMS Equity Interests to the shareholders of City National, City Holding or their affiliates.

         "Fair Market Value" with respect to the CMS Equity Interests, means (i) if the Option becomes exercisable as a result of the issuance of CMS Equity Interests in a public or private sale, the initial price to the public in such public offering or to investors in such private offering, (ii) if the Option becomes exercisable as a result of the distribution of CMS Equity Interests to the shareholders of City National, City Holding or their affiliates, the average of the daily "market price" of a unit of CMS Equity Interests for the 10 consecutive trading days commencing with the effective date of such distribution. The "market price" for each such trading day shall be: (x) if the CMS Equity Interests are listed or admitted to trading on any securities exchange or The NASDAQ National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (y) if the CMS Equity Interests are not listed or admitted to trading on any securities exchange or The NASDAQ National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated in good faith by the Board of Directors of CMS, or (z) if the CMS Equity Interests are not listed or admitted to trading on any securities exchange or The NASDAQ National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated in good faith by the Board of Directors of CMS or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days) after the date in question for which prices have been so reported; provided, that if there are no bid and asked prices reported during the 10 days after the date in question, the value of the CMS Equity Interests shall be as determined by the Board of Directors of CMS acting in good faith.

         "Option" has the meaning set forth in Section 2.

         "Purchase Price" has the meaning set forth in Section 2.


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         2.       Grant of Option.

         Subject to the terms and conditions set forth herein, City National hereby grants to Mego an option (the "Option") to purchase up to a number of CMS Equity Interests (the "Option Interests") equal to 20% of the aggregate of (i) the number of CMS Equity Interests outstanding immediately following the Exercise Trigger Event plus (ii) the aggregate number of Option Interests, at an exercise price equal to 90% of the Fair Market Value of the Option Interests purchased (the "Purchase Price").

         3.       Exercise of Option; Term of Option.

         (a) Mego may exercise the Option once, in whole or part, at any time following the occurrence of an Exercise Trigger Event; provided, that the Option shall not be exercisable during any period during which (i) Mego shall have breached in any material respect any covenant or representation contained in the Preferred Stock Purchase Agreement, the Servicing Agreement or any of the agreements between Mego and City National and CMS referred to in either of such documents, and such breach shall not have been cured, or (ii) the aggregate principal balance of Mortgage Loans being serviced by CMS pursuant to the Servicing Agreement is less than $1,000,000,000.00. The Option shall terminate and be of no further force and effect upon the first to occur of (i) 5:00 p.m., Charleston, West Virginia time, on June 29, 2003, and (ii) the valid resignation of CMS as servicer under the Servicing Agreement or any termination of the Servicing Agreement pursuant to Section 5.01, 5.02 or 5.03 thereof.

         (b) To exercise the Option, Mego shall send to CMS a written notice (the date of which is referred to as the "Notice Date") specifying (i) the total number of CMS Equity Interests it will purchase pursuant to such exercise, and
(ii) a date not earlier than five business days nor later than 15 business days after the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase or sale, Mego or CMS, as applicable, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed. The Closing shall take place at the principal offices of CMS or at such other location as Mego and CMS may agree upon.

         (c) Mego agrees that the CMS Equity Interests issued to it shall be issued on the same terms and conditions as they are issued to all purchasers or distributees of the CMS Equity Interests in the transaction constituting the Exercise Trigger Event.

         (d) City National agrees that it will not transfer, and will cause CMS not to transfer, to any party other than an Affiliate of City National (if such Affiliate agrees to abide by the terms of this Agreement), any CMS Equity Interests prior to the Exercise Trigger Date without the prior written consent of Mego.

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         4.  Payment and Delivery of Certificates.

         (a) At the closing referred to in Section 3, Mego shall pay to CMS the Purchase Price in immediately available funds by wire transfer to an account designated by CMS.

         (b) At such closing, simultaneously with the delivery of funds as provided in subsection (a), CMS shall deliver to Mego a certificate or certificates (or other appropriate evidence of ownership) representing the number of CMS Equity Interests purchased by Mego, and Mego shall deliver to CMS a letter agreeing that Mego will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement and that Mego will be bound by all other terms and condition applicable to the CMS Equity Interests issued in the transaction constituting the Exercise Trigger Event. Certificates for CMS Equity Interests delivered at a closing hereunder may be endorsed with an appropriate restrictive legend.

         (c) From time to time, Mego may direct CMS in writing to deposit any portion of the servicing revenues to which it is entitled relating to Mortgage Loans serviced by CMS under the Servicing Agreement in an account for the benefit of Mego. All amounts deposited in such account shall not bear interest and shall be applied to the Purchase Price or refunded to Mego upon the exercise, expiration or termination of the Option.

         5.  Representations, Warranties and Covenants.

         CMS represents, warrants and covenants to Mego as follows:

         (a) Upon the creation of CMS as an entity separate from City National, CMS will at all times maintain sufficient authorized but unissued CMS Equity Interests so that the Option may be exercised without authorization of additional CMS Equity Interests.

         (b) All CMS Equity Interests issued upon the exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, as applicable.

         6.  Adjustments to Option.

         In the event of any change in CMS Equity Interests following the Exercise Trigger Date by reason of dividends payable in equity interests, split-ups, mergers, recapitalizations, combinations, exchanges of interests or the like, the type and number of interests subject to the Option, and the purchase price per unit, as the case may be, shall be adjusted appropriately.

         7.  Registration Rights.

         If requested by Mego and at Mego's expense, CMS shall as expeditiously as possible file a registration statement on a form of general use under the Securities Act of 1933, as amended, if

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necessary in order to permit the sale or other disposition of the shares of CMS
Equity Interests that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Mego. Mego shall provide all information reasonably requested by CMS for inclusion in any registration statement to be filed hereunder. CMS will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. CMS will use its reasonable best efforts to cause the CMS Equity Interests to be registered or qualified under the securities laws of such states and other U.S. jurisdictions as Mego reasonably may request. In no event shall CMS be required to effect more than two registrations hereunder or to effect any registration for CMS Equity Interests having an aggregate value less than $5,000,000. The filing of any registration statement hereunder may be delayed for such period of time, not to exceed 180 days in any 365-day period, as the Board of Directors of CMS, acting in good faith, determines is in the best interest of the Company. If requested by Mego, in connection with any such registration, CMS will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. CMS and its management shall not be required to participate in any "road show" or other special marketing effort with respect to the CMS Equity Interests to be sold hereunder. To the extent customary, CMS will indemnify the selling holders of CMS Equity Interests against losses and reasonable expenses incurred as a result of any material misstatement or omission, or alleged misstatement or omission, in or from any registration statement or prospectus filed or used hereunder, except with respect to any information furnished to CMS by such holders for use therein.

         8.  Severability.

         If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of CMS Equity Interests provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of CMS to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         9.  Miscellaneous.

         (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.


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         (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

         (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

         (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the addresses provided for in or pursuant to the Preferred Stock Purchase Agreement.

         (e) Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (f) Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

         (g) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of West Virginia applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.


                     [Signatures appear on following page.]

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         IN WITNESS WHEREOF, each of the parties hereto has executed this Option
Agreement as of the date and year first written above.

                            MEGO MORTGAGE CORPORATION


                            By:   /s/ Jeffrey S. Moore
                               ----------------------------------------------
                                 Name: Jeffrey S. Moore
                                 Title: President and Chief Executive Officer



                            CITY NATIONAL BANK OF WEST VIRGINIA


                            By:   /s/ Robert A. Henson
                               ----------------------------------------------
                                 Name: Robert A. Henson
                                 Title: Chief Financial Officer

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